UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2008
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iPass Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	000-50327	93-1214598
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Redwood Shores, California		94065
(Address of principal executive offices)		(Zip Code)

	(650) 232-4100
	(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2008, the Compensation Committee of the Board of Directors of iPass Inc. approved the iPass 2008 Annual Executive Management Bonus Plan (the “Plan”), as well as the performance metrics for the Plan for each quarter of 2008. Each quarter stands on its own, except as described below.

Annual target bonuses under the Plan for 2008 for the iPass principal executive officer, principal financial officer, and other executive officers that appeared in the compensation table of the iPass proxy statement filed for its 2007 Annual Meeting of Stockholders are the same as existed in 2007 (other than with respect to Mr. Posey; the Compensation Committee increased Mr. Posey’s annual target bonus from $100,000 to $125,000), as follows:

Officer	Title	Annual Target Bonus
Kenneth D. Denman	Chairman and CEO	$150,000
John Charters	Chief Operating Officer	$120,000
Anurag Lal	Chief Business Development and Sales Officer	$160,000
Bruce K. Posey	Senior Vice President, Gen. Counsel and Corporate Secretary	$125,000
Frank E. Verdecanna	Vice President and Chief Financial Officer	$100,000

The Plan functions as follows:

Quarterly target bonuses are 25% of the annual target bonuses. Target bonus is paid out based 100% on corporate objectives.  The target bonus is calculated and paid out based on how iPass performs on a quarterly basis (semi-annual basis with respect to contract monthly order value) against established amounts of company performance metrics. These performance metrics are as follows:

· broadband revenues;
· total iPass revenues;
· non-GAAP operating expenses (as reported by iPass); and
· contract monthly order value.

“Contract monthly order value” means the contracted value of the monthly financial obligation of the customer which includes all services, fees and products (excluding fixed broadband hardware and Mobile Data cards).

Each performance metric is given a weighting, and they all add up to 100%. In the event the target metric is met, target bonus is paid out at 100% of that component of the bonus. A lower and an upper boundary is also set on each side of each target metric. In the event only the lower boundary is met, target bonus is paid out at 50% of that component of the bonus. No payment is made for performance under the lower boundary. In the event the upper boundary is met, target bonus is paid out at 150% of that component of the bonus. Performance between the boundaries and target levels are paid based on a straight-line calculation. Above the upper boundary, additional bonus is paid on a straight-line basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Bruce K. Posey
	Name:	Bruce K. Posey
	Title:	Senior Vice President, General Counsel and Secretary

Dated:  February 15, 2007